Exhibit 99.1

           TRIM HOLDING GROUP
        (formerly TNT Designs, Inc.)


Part I FINANCIAL STATEMENTS

Item 1 Condensed Financial Statements

Condensed Balance Sheets
June 30, 2010 (unaudited) and December 31, 2009                  F-1

Condensed Statements of Operations (unaudited) for the
six months ended June 30, 2010 and 2009 and for the
period from February 17, 2004 (inception) to June 30, 2010       F-2

Condensed Statements of Cash Flows (unaudited) for the
six months ended June 30, 2010 and 2009 and for the
period from February 17, 2004 (inception) to June 30, 2010       F-3

Notes to Condensed Financial Statements (unaudited)              F-4






                 TRIM HOLDING GROUP
              (formerly TNT Designs, Inc.)
              (A Development Stage Company)
               CONDENSED BALANCE SHEETS

                   ASSETS

								June 30, 	December 31,
								2010 		2009
								(unaudited)
							______________________________________________
Current Assets:
	Cash 							$ 34,842	$ 29,289
	Prepaid expense 					540		8,000
		Total Current Assets 				35,382		37,289

Other Assets:
	Deferred stock offering expenses 			53,497		32,842
	Patent, net of amortization 				11,639,876	12,252,500
							______________________________________________
		Total Other Assets 				11,693,373     12,285,342
							______________________________________________
TOTAL ASSETS 							$ 11,728,755    $ 12,322,631




			LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
	Accounts payable 					$ 44,549      	$ 58,415
	Due to stockholder/officer 				191,625       	-
		Total Current Liabilities 			236,174       	58,415
							_______________________________________________

Commitments and Contingencies

Stockholders' Equity:
	Preferred stock, series 1, class P-1 par value $8.75;
	 	25,000,000 shares authorized; 22,000 issued and
	 	outstanding on June 30, 2010 and December 31, 2009	192,500		192,500
	Preferred stock, series 2, class P-2 par value $7.00;
	 	75,000,000 shares authorized; 3,750,000 issued and
	 	outstanding on June 30, 2010 and December 31, 2009,
	 	net of discount 					12,252,500	12,252,500
	Common stock par value $0.0001; 400,000,000 shares
		authorized; 2,260,000 and 2,262,500 issued and
		outstanding on June 30, 2010 and December 31, 2009,
		respectively 						226		226
	Additional paid-in capital 					139,182		139,182
	Deficit accumulated during development stage 			(1,091,827)	(320,192)
								_______________________________________________
		Total Stockholders' Equity 				11,492,581	12,264,216
								_______________________________________________

	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 			$ 11,728,755	$ 12,322,631


The accompanying notes are an integral part of these condensed financial statements.



					TRIM HOLDING GROUP
				  (formerly TNT Designs, Inc.)
				  (A Development Stage Company)
				 CONDENSED STATEMENTS OF OPERATIONS
					  (UNAUDITED)

											  February 17,
											  2004
				For Three Months Ended 		For Six Months Ended 	  (Inception) to
				June 30, 	June 30, 	June 30, 	June 30,  June 30,
				2010 		2009 		2010 		2009 	  2010

Sales 				$ - 		$ -		$ -		$ -	  $ 42,021
Cost of Goods Sold 		 -		 - 		 - 		 - 	  36,419

Gross Profit 			 -		 -		 -		 -	  5,602

Operating Expenses:
	General and
	administrative
	expenses 		421,143		18,566		771,635		41,589	  1,097,429
	Total Operating
	 Expenses 		421,143		18,566		771,635		41,589	  1,097,429


Net Loss			$ (421,143)	$ (18,566)	$ (771,635)	$ (41,589) $ (1,091,827)


Net Loss Per Share:
	Basic and Diluted	$ (0.19)	$ (0.01)	$ (0.34)	$ (0.02)   $ (0.48)
Weighted Average Shares
Outstanding Basic
and Diluted 			2,260,833 	2,292,500 	2,261,667 	2,292,500  2,254,870

The accompanying notes are an integral part of these condensed financial statements.




					TRIM HOLDING GROUP
				 (formerly TNT Designs, Inc.)
				(A Development Stage Company)
			  CONDENSED STATEMENTS OF CASH FLOWS
					 (UNAUDITED)

													February 17,
													2004
								Six Months Ended 			(Inception) to
								June 30, 		June 30, 	June 30,
								2010 			2009 		2010

CASH FLOWS FROM OPERATING ACTIVITIES:
	Net Loss 						$ (771,635)		$ (41,589)	$ (1,105,350)
Adjustments to reconcile net loss to net cash
 (used in) operating activities:
	Common Stock issued for services 			-			-		10,000
	  Amortization expense 				612,624			-		612,624
	  Changes in assets and liabilities:
		Prepaid expenses 				7,460			(17,002)	(540)
	  Accounts payable and accrued expenses 		(13,866)		11,323		64,707
							______________________________________________________________
		Net Cash Used in Operating Activities 		(165,417)		(47,268)	(418,559)
							______________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES:
	Sale of common stock 					-			(3)		19,450
	Net advances from stockholder/officer 			191,625			49,479		454,606
	Deferred stock offering expenses 			(20,655)		-		(20,655)
							______________________________________________________________

		Net Cash Provided by Financing Activities 	170,970			49,476		453,401
							______________________________________________________________



NET CHANGE IN CASH AND CASH EQUIVALENTS 			5,553			2,208		34,842


CASH AND CASH EQUIVALENTS:
	Beginning of the Period 				29,289			843		-
							_____________________________________________________________
	End of the Period 					$ 34,842		$ 3,051		$ 34,842
							_____________________________________________________________


The accompanying notes are an integral part of these condensed financial statements.


						TRIM HOLDING GROUP
					 (formerly TNT Designs, Inc.)
					(A Development Stage Company)
					JUNE 30, 2010 AND JUNE 30, 2009
				   NOTES TO CONDENSED FINANCIAL STATEMENTS


Trim Holding Group (formerly TNT Designs, Inc.) (the "Company") was incorporated on February 17, 2004 in the state of Delaware. A substantial part of the Company's activities were involved in developing a business plan to market and distribute scarves, handbags and other products.

On June 16, 2009, the majority interest in the Company was purchased in a private agreement by Louis Bertoli, an individual, with the objective to acquire and/or merge with other businesses.
At June 30, 2010, the Company had not yet commenced operations. Expenses incurred from February 17, 2004 (date of inception) through June 30, 2010 relate to the Company's formation and general administrative activities.

On October 7, 2009, the Company merged with and into Trim Nevada, Inc., which became the surviving corporation. The merger did not result in any change in the Company's management, assets, liabilities, net worth or location of principal executive offices. However, this merger changed the legal domicile from Delaware to Nevada where Trim Nevada, Inc. was incorporated. Each outstanding share of TNT Designs, Inc. were automatically converted into one share of the common stock of Trim Nevada, Inc.

Pursuant to the merger, the Company changed its name from TNT Designs, Inc. to Trim Holding Group and announced the change in the Company's business focus to health care and environmental quality sectors.

The Company, based on proposed business activities, is a "blank check" company. The Securities and Exchange Commission defines such a Company as "a development stage company" when it has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person;
and is issued 'penny stock,' as defined in Rule 3a 51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

The Company was acquired as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ the Company's funds in its business. The Company's principal business objective for the next twelve (12) months, and beyond such time, will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

NOTE 2 - BASIS OF PRESENTATION

The accompanying Unaudited Condensed Financial Statements
("Financial Statements")
have been prepared by management in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, consisting principally of normal recurring adjustments, considered necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented have been included. These financial statements should be read in conjunction with the Company's audited financial statements and accompanying notes for the year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on April 15, 2010. Additionally, our operating results for the six months ended June 30, 2010 are not necessarily indicative of the results that can be expected for the year ending December 31, 2010, or for any other period.


NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The Company is a development stage company. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company's development stage activities.

Use of Estimates
The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from these estimates.

Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Patents
It is the Company's policy to capitalize the costs associated with securing a patent. The patents will be carried at cost less accumulated amortization, which is calculated on a straight-line basis over a period of 10 years, which is estimated as the asset's useful life. Accumulated amortization as of June 30, 2010 was $612,624 and December 31, 2009 was $0.

Long-lived Assets
Long-lived assets are evaluated for impairment when events occur or circumstances indicate that the remaining estimated useful lives may warrant revision or that the remaining balances may not be recoverable. When this occurs, an estimate of undiscounted cash flows is used to determine if the remaining balances are recoverable.

Income Taxes
The Company accounts for income taxes under the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

At June 30, 2010, there were no uncertain tax positions that require accrual.

Net Loss per Share
Basic loss per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period and the number of shares of common stock into which the preferred stock is convertible. Using the if-converted method, Series 1 Class P-1 converts at 1:1.25 and Series 2 Class P-2 converts 1:1.

As of June 30, 2010 and December 31, 2009, basic and diluted loss per share was the same as there were no outstanding instruments having a dilutive effect.

Recently Issued Accounting Pronouncements
In October 2009, the Financial Accounting Standards Board ("FASB") issued
ASU No. 2009-13
for "Revenue recognition-multiple deliverable revenue arrangements". The ASU provides amendments to the criteria in "Revenue recognition-multiple element arrangements" for separating consideration in multiple element arrangements. The amendments in this ASU establish a selling price hierarchy for determining the selling price of a deliverable. Further, the term fair value in the revenue guidance will be replaced with selling price to clarify that the allocation of revenue is based on entity-specific assumptions rather than assumptions of a market place participant. The amendments in this ASU will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

NOTE 4 - PATENTS

On December 31, 2009, the Company entered into a patent agreement with Allkey, Ltd.
to obtain the full and exclusive right, title and interest in patents for a personal massaging device. Affiliates of Chief Executive Officer, majority shareholder and director, Louis Bertoli, own a minority interest of Allkey, Ltd.
The patents purchased are for the United States, Canada and Mexico. In consideration for such patent rights, the Company issued 3,750,000 shares of Series 2 Class P-2 preferred stock (each USD $7.00 par value) of the Company. Additionally, the Company acquired the option to acquire the exclusive patent rights in 46 other countries.

The Company has the right to repurchase some or all of the shares for USD $7.00 per share ($26,250,000 for all the Series 2 Class P-2 preferred shares) on or before December 31, 2012. If the Company chooses not to repurchase the shares by such date, Allkey, Ltd. has the right to sell the shares to a third-party, subject to the Company's right of first refusal. If the proceeds from such third-party sale are less than USD $26,250,000, then the Company is obligated to pay the difference to Allkey, Ltd.

The patent rights and preferred stock issued were recorded at their estimated fair value as determined using the "relief from royalty" valuation model that takes into account, among other items, projected future revenue of products covered by the patent rights, an assumed royalty rate that the Company would pay if it had licensed the technology covered by the patents, and an appropriate discount rate based on the Company's estimated cost of capital. The initial fair value of the patent rights was determined to be $12,252,500 at December 31, 2009.
 As a result, the Series 2 Class P-2 preferred stock has been recorded net of a discount of $13,997,500 to its par value of USD $7.00 per share as of June 30, 2010 and December 31, 2009.

NOTE 5 - RELATED PARTY TRANSACTIONS

The current majority shareholder loaned the Company $191,625 during the six months ended June 30, 2010 to be used for working capital. These advances are unsecured, non-interest bearing and due on demand.

In 2009, the Company issued 22,000 shares of Series 1, Class P-1 ]
Preferred Stock
(par value $8.75 per share) to Louis Bertoli (director and officer of the Company) in settlement of amounts owed to Mr. Bertoli totaling $192,500.

On July 20, 2009, the Company entered into a two-year consulting agreement with
Amersey Investment Holding LLC (affiliated party). The affiliated party will provide office space, office identity and assist the Company with corporate, financial, administrative and management records. During the three months ended June 30, 2010 and 2009, the Company incurred expenses of $15,000 and $0, respectively, in relation to these services. For the six months ended June 30, 2010 and 2009, the Company incurred expenses of $30,000 and $0, respectively, in relation to these services.

The Company uses Bay City Transfer Agency & Registrar Inc. (BCTAR) to do its stock transfers. BCTAR is an affiliated party. During the three months ended June 30, 2010 and 2009, the Company incurred expenses of $9,317 and $3,040, respectively, in relation to these services. For the six months ended
June 30, 2010
and 2009, the Company incurred expenses of $9,952 and $3,040, respectively, in relation to these services.

A patent was purchased December 31, 2009 from a related party, as described in detail in Note 4.

NOTE 6 - SUBSEQUENT EVENTS

The Company has performed a review of events subsequent to the balance sheet date.